Exhibit 10.1

Date:	October 31, 2019

To:	GigCapital, Inc. (“Counterparty”)
Address:	2479 East Bayshore Road, Suite 200
Palo Alto, CA 94303
Attention:	Dr. Avi Katz
Email:	avi@gigcapitalglobal.com
Phone:	(650) 276-7040

From:	Nomura Global Financial Products Inc. (“Nomura”)

Re:	OTC Equity Prepaid Forward Transaction

The purpose of this agreement (this “Confirmation”) is to confirm the terms and conditions of the transaction (the “Transaction”) entered into between Nomura and Counterparty on the Trade Date specified below. Certain terms of the Transaction shall be as set forth in this Confirmation, with additional terms as set forth in a Pricing Date Notice (the “Pricing Date Notice”) in the form of Schedule A hereto. This Confirmation, together with the Pricing Date Notice, constitutes a “Confirmation” and the Transaction constitutes a separate “Transaction” as referred to in the ISDA Form specified below.

This Confirmation, together with the Pricing Date Notice, evidences a complete binding agreement between Nomura and Counterparty as to the subject matter and terms of the Transaction to which this Confirmation relates and shall supersede all prior or contemporaneous written or oral communications with respect thereto.

The 2006 ISDA Definitions (the “Swap Definitions”) and the 2002 ISDA Equity Derivatives Definitions (the “Equity Definitions”, and with the Swap Definitions, the “Definitions”), each as published by the International Swaps and Derivatives Association, Inc., are incorporated into this Confirmation. If there is any inconsistency between the Definitions and this Confirmation, this Confirmation governs. If, in relation to the Transaction to which this Confirmation relates, there is any inconsistency between the ISDA Form, this Confirmation, the Swap Definitions and the Equity Definitions, the following will prevail for purposes of such Transaction in the order of precedence indicated: (i) this Confirmation; (ii) the Equity Definitions; (iii) the Swap Definitions, and (iv) the ISDA Form.

This Confirmation, together with the Pricing Date Notice, shall supplement, form a part of, and be subject to an agreement in the form of the 1992 ISDA Master Agreement (Multicurrency – Cross Border) together with a 1994 ISDA Credit Support Annex (New York Law) as amended hereunder (collectively, the “ISDA Form”) as if Nomura and Counterparty had executed an agreement in such form (but without any Schedule except as set forth herein under “Schedule Provisions”) on the Trade Date of the Transaction.

The terms of the particular Transaction to which this Confirmation relates are as follows:

General Terms

Type of Transaction:	Share Forward Transaction

Trade Date:	October 31, 2019

Pricing Date:	As specified in the Pricing Date Notice.

Effective Date:	One Settlement Cycle following the Pricing Date

Valuation Date:	The first anniversary of the closing of the transactions between Counterparty and Kaleyra S.p.A. (the “Company”, which term shall also refer to the post-combination company) pursuant to the Stock Purchase Agreement dated as of February 22, 2019, as reported on the Form 8-K filed by the Issuer on February 26, 2019 (the “Business Combination”) (such first anniversary, the “Original Valuation Date”); provided that Nomura and the Company may, not later than 10 days prior to such first anniversary, agree, each in their sole discretion, to extend the Valuation Date to the second anniversary of the Business Combination (the “Extended Valuation Date”)

Pricing Date Notice:	Nomura shall deliver to Counterparty a Pricing Date Notice no later than one (1) day prior to the closing of the Business Combination

Seller:	Nomura

Buyer:	Counterparty

Shares:	The common stock of GigCapital, Inc. a Delaware corporation (Ticker: GIG)

Number of Shares:	As specified in the Pricing Date Notice, but in no event more than 2,000,000

Forward Price:	The Redemption Price as defined in Section 9.2 of the Amended and Restated Certificate of Incorporation of GigCapital, Inc. dated as of December 7, 2017, as amended from time to time (the “Redemption Price”)

Prepayment:	Applicable

Prepayment Amount:	An amount equal to 100% of the Forward Price multiplied by the Number of Shares.

Prepayment Date:	One Business Day after the closing of the Business Combination

Variable Obligation:	Not applicable

Exchange(s):	New York Stock Exchange

Related Exchange(s):	All Exchanges

Dividends:	No payments or adjustments to the Transaction shall be made by either party with respect to any ordinary or extraordinary dividend or distribution with respect to the Shares.

Settlement Terms

Settlement Method Election:	Not Applicable

Settlement Method:	Physical Settlement

Settlement Currency:	USD

Payment with Respect to

Physical Settlement:	If Physical Settlement is applicable, then on the Settlement Date Counterparty shall pay to Nomura the Accrual Amount

Accrual Amount:	An amount equal to the product of (x) the Forward Price, (y) the Accrual Percentage and (z) the number of Shares subject to Physical Settlement on such date

Accrual Percentage	The product of (a) with respect to any Settlement Date occurring on or before the Original Valuation Date, 2.75% per annum, and with respect to any Settlement Date occurring after the Original Valuation Date, 3.50% per annum, and (b) the Day Count Fraction for a Calculation Period beginning on the date of the closing of the Business Combination and ending on the applicable Settlement Date.

Day Count Fraction:	Actual/Actual

Optional Cash Settlement:	On each 3-month anniversary of the closing of the Business Combination, including the Valuation Date (any such date, a “Cash Settlement Date”), Nomura shall terminate the Transaction in whole or in part by reducing the Number of Shares for such Transaction (the reduction being “Terminated Shares”). The number of Terminated Shares with respect to any Cash Settlement Date shall equal the number of Subject Shares (as defined below) sold by Nomura since the previous Cash Settlement Date (or with respect to the first Cash Settlement Date, the Pricing Date). Nomura shall notify Counterparty of the expected number of Terminated Shares not less than 10 days prior to the applicable Cash Settlement Date.

On each Cash Settlement Date, Nomura shall pay to Counterparty an amount equal to the product of (x) the number of Terminated Shares and (y) the Forward Price.

With effect from the Cash Settlement Date, the Number of Shares for such Transaction shall be reduced by the Terminated Shares.

The remainder of the Transaction, if any, shall continue in accordance with its terms; provided that if the Cash Settlement Date is also the Valuation Date the remainder of the Transaction shall be settled in accordance with the other provisions of “Settlement Terms”.

Share Adjustments:

Method of Adjustment:	Calculation Agent Adjustment

Extraordinary Events:

Consequences of Merger Events:

(a) Share-for-Share:	Calculation Agent Adjustment

(b) Share-for-Other:	Cancellation and Payment

(c) Share-for-Combined:	Component Adjustment

Tender Offer:	Applicable; provided, however, that Section 12.1(d) of the Equity Definitions is hereby amended by adding “, or of the outstanding Shares,” before “of the Issuer” in the fourth line thereof. Sections 12.1(e) and 12.1(l)(ii) of the Equity Definitions are hereby amended by adding “or Shares, as applicable,” after “voting Shares”.

Consequences of Tender Offers:

(a) Share-for-Share:	Calculation Agent Adjustment

(b) Share-for-Other:	Calculation Agent Adjustment

(c) Share-for-Combined:	Calculation Agent Adjustment

Composition of Combined Consideration:	Not Applicable

Nationalization, Insolvency or Delisting:

Cancellation and Payment (Calculation Agent Determination); provided that in addition to the provisions of Section 12.6(a)(iii) of the Equity Definitions, it shall also constitute a Delisting if the Exchange is located in the United States and the Shares are not immediately re-listed, re-traded or re-quoted on any of the New York Stock Exchange, the Nasdaq Global Select Market or the Nasdaq Global Market (or their respective successors) or such other exchange or quotation system which, in the determination of the Calculation Agent, has liquidity comparable to the aforementioned exchanges; if the Shares are immediately re-listed, re-traded or re-quoted on any such exchange or quotation system, such exchange or quotation system shall be deemed to be the Exchange.

Business Combination Exclusion:

Notwithstanding the foregoing or any other provision herein, the parties agree that the Business Combination shall not constitute a Merger Event, Tender Offer, Delisting or any other Extraordinary Event hereunder.

Additional Disruption Events:

(a) Change in Law:	Applicable; provided that Section 12.9(a)(ii) of the Equity Definitions is hereby amended by adding the words “(including, for the avoidance of doubt and without limitation, adoption or promulgation of new regulations authorized or mandated by existing statute)” after the word “regulation” in the second line thereof

(b) Failure to Deliver:	Not Applicable

(c) Insolvency Filing:	Applicable

(d) Hedging Disruption:	Not Applicable

(e) Increased Cost of Hedging:	Not Applicable

(f) Loss of Stock Borrow:	Not Applicable

(g) Increased Cost of Stock Borrow:	Not Applicable

(h) Cancellation Amount	In the case of an Event of Default with respect to Counterparty, the Accrual Amount, and for any Event of Default occurring after the closing of the Business Combination, if the Prepayment Amount has not been theretofore paid, then also the Prepayment Amount.

Determining Party:	For all applicable events, Nomura, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Nomura, or (ii) if Nomura fails to perform its obligations as Determining Party, in which case Counterparty or a leading dealer in the relevant market selected by Counterparty in its sole discretion will be the Determining Party.

Additional Provisions:

Exposure:	Notwithstanding any provision to the contrary in the Credit Support Annex to the ISDA Form, the Independent Amount with respect to Counterparty shall be zero and the Independent Amount with respect to Nomura shall be zero

Independent Amount:	Notwithstanding any provision to the contrary in the Credit Support Annex to the ISDA Form, the Exposure with respect to Counterparty shall be zero and the Exposure with respect to Nomura shall be zero

Calculation Agent:	Nomura, unless (i) an Event of Default, Potential Event of Default or Termination Event has occurred and is continuing with respect to Nomura, or (ii) if Nomura fails to perform its obligations as Calculation Agent, in which case Counterparty or a leading dealer in the relevant market selected by Counterparty in its sole discretion will be the Calculation Agent.

Non-Reliance:	Applicable

Agreements and Acknowledgements Regarding Hedging Activities:	Applicable

Additional Acknowledgements:	Applicable

Schedule Provisions:

Specified Entity:	In relation to both Nomura and Counterparty for the purpose of:

Section 5(a)(v), Not Applicable

Section 5(a)(vi), Not Applicable

Section 5(b)(v), Not Applicable

Automatic Early Termination:	The “Automatic Early Termination” of Section 6(a) will not apply to either party.

Loss:	Applicable. In the case of an Event of Default with respect to Counterparty, the Accrual Amount, and for any Event of Default occurring after the closing of the Business Combination, if the Prepayment Amount has not been theretofore paid, then also the Prepayment Amount

Termination Currency:	United States Dollars

Additional Termination Event:	Will not apply

Governing Law:	New York law (without reference to choice of law doctrine)

Credit Support Document:	With respect to Nomura, a guarantee of Nomura Holdings, Inc., substantially in the form attached hereto as Schedule B. With respect to Counterparty, None.

Credit Support Provider:	With respect to Nomura, Nomura Holdings, Inc. With respect to Counterparty, None.

Set-Off:	For purposes of Section 6(f) of the Master Agreement, “Other Amounts” shall include only amounts due and owing under any other ISDA master agreement between Nomura and Counterparty, and not under any other type of agreement or arising out of any other relationship between Nomura and Counterparty.

Representations, Warranties and Covenants of Counterparty

Counterparty represents and warrants to, and covenants with, Nomura as of the date on which it enters into the Transaction that (in the absence of any written agreement between the parties that expressly imposes affirmative obligations to the contrary for the Transaction):

(A) Non-Reliance. It is acting for its own account, and it has made its own independent decisions to enter into the Transaction and as to whether the Transaction is appropriate or proper for it based upon its own judgment and upon advice from such advisers as it has deemed necessary. It is not relying on any communication (written or oral) of the other party as investment advice or as a recommendation to enter into the Transaction, it being understood that information and explanations related to the terms and conditions of the Transaction will not be considered investment advice or a recommendation to enter into the Transaction. No communication (written or oral) received from the other party will be deemed to be an assurance or guarantee as to the expected results of the Transaction. Counterparty has total assets of at least USD 50,000,000 as of the date hereof.

(B) Assessment and Understanding. It is capable of assessing the merits of and understanding (on its own behalf or through independent professional advice), and understands and accepts, the terms, conditions and risks of the Transaction. It is also capable of assuming, and assumes, the risks of the Transaction.

(C) Non-Public Information. It is not in possession of any material non-public information regarding the Issuer or the Shares.

(D) Commodity Exchange Act. It is an “eligible contract participant” under, and as defined in, the Commodity Exchange Act and it was not formed solely for the purposes of constituting an “eligible contract participant”.

(E) Tax Characterization. It shall treat the Transaction as a derivative financial contract for U.S. federal income tax purposes, and it shall not take any action or tax return filing position contrary to this characterization.

(F) Private Placement. It (i) is an “accredited investor” as such term is defined in Regulation D as promulgated under the Securities Act of 1933, as amended (the “Securities Act”), (ii) is entering into the Transaction for its own account without a view to the distribution or resale thereof and (iii) understands that the assignment, transfer or other disposition of the Transaction has not been and will not be registered under the Securities Act.

(G) Investment Company Act. Counterparty is not and, after giving effect to the Transaction, will not be required to register as an “investment company” under, and as such term is defined in, the Investment Company Act of 1940, as amended.

(H) Solvency. Counterparty is, and shall be as of the date of any payment or delivery by Counterparty under the Transaction, solvent and able to pay its debts as they come due, with assets having a fair value greater than liabilities and with capital sufficient to carry on the businesses in which it engages. Counterparty: (i) has not engaged in and will not engage in any business or transaction after which the property remaining with it will be unreasonably small in relation to its business, (ii) has not incurred and does not intend to incur debts beyond its ability to pay as they mature, and (iii) as a result of entering into and performing its obligations under the Transaction, (a) it has not violated and will not violate any relevant state law provision applicable to the acquisition or redemption by an issuer of its own securities and (b) it would not be nor would it be rendered “insolvent” (as such term is defined under Section 101(32) of the Bankruptcy Code).

(I) Authorization. The Transaction has been entered into pursuant to authority granted by Counterparty’s board of directors. There is no internal policy of Counterparty, whether written or oral, that would prohibit Counterparty from entering into any aspect of the Transaction, including, but not limited to, the purchase of Shares to be made pursuant hereto.

(J) Public Reports. As of the Trade Date, Counterparty is in compliance with its reporting obligations under the Exchange Act, and all reports and other documents filed by Counterparty with the Securities and Exchange Commission pursuant to the Exchange Act, when considered as a whole (with the most recent such reports and documents deemed to amend inconsistent statements contained in any earlier such reports and documents), do not contain any untrue statement of a material fact or any omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading.

(K) No Distribution. Counterparty is not entering into the Transaction to facilitate a distribution of the Shares (or any security that may be converted into or exercised or exchanged for Shares, or whose value under its terms may in whole or in significant part be determined by the value of the Shares) or in connection with any future issuance of securities.

Transactions by Nomura in the Shares

Nomura hereby waives its redemption rights pursuant to Section 9.2 of the Amended and Restated Certificate of Incorporation of GigCapital, Inc. dated as of December 7, 2017, as amended from time to time, in connection with a Business Combination closing prior to December 12, 2019, with respect to any Shares purchased by Nomura during the period beginning on the Trade Date and ending on the Pricing Date (such Shares, the “Subject Shares”).

Counterparty and Nomura agree that Nomura shall not become or be considered an “affiliate” (as defined in Rule 144 under the Securities Act) of the Issuer at any time during the term of the Transaction.

Nomura may sell any of the Subject Shares in one or more public or private transactions at any time prior to the Original Valuation Date or the Extended Valuation Date (if the Valuation Date is extended as provided herein); provided that in no event will Nomura sell any such Share for less than the Forward Price. Any Subject Shares sold by Nomura during the term of the Transaction will cease to be Subject Shares. After the Pricing Date, Nomura may buy and sell Shares for its own account or on behalf of third parties, and the pricing limitation in the first sentence of this paragraph shall not apply to any Shares purchased after the Pricing Date.

Nomura will give written notice to Counterparty of any sale of Subject Shares by Nomura within two (2) Business Days of the date of such sale, such notice to include the date of the sale, the number of Subject Shares sold, and confirmation that the sale price per Subject Share was not less than the Forward Price.

Matters Relating to Nomura and Agent

(i) Nomura is not registered as a broker or dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Nomura Securities International, Inc. (“Agent”) has acted solely as agent for Nomura and Counterparty to the extent required by law in connection with the Transaction and has no obligations, by way of issuance, endorsement, guarantee or otherwise, with respect to the performance of either party under the

Transaction. The parties agree to proceed solely against each other, and not against Agent, in seeking enforcement of their rights and obligations with respect to the Transaction, including their rights and obligations with respect to payment of funds and delivery of securities.

(ii) Agent may have been paid a fee by Nomura in connection with the Transaction. Further details will be furnished upon written request.

(iii) The time of the Transaction will be furnished by Agent upon written request.

No Arrangements

Nomura and Counterparty each acknowledge and agree that: (i) there are no voting, hedging or settlement arrangements between Nomura and Counterparty with respect to any Shares or the Issuer, other than those set forth herein; (ii) although Nomura may hedge its risk under the Transaction in any way Nomura determines, Nomura has no obligation to hedge with the purchase or maintenance of any Shares or otherwise; (iii) Counterparty will not be entitled to any voting rights in respect of any of the Shares underlying the Transaction; and (iv) Counterparty will not seek to influence Nomura with respect to the voting of any Hedge Positions of Nomura consisting of Shares.

Wall Street Transparency and Accountability Act

In connection with Section 739 of the Wall Street Transparency and Accountability Act of 2010 (“WSTAA”), the parties hereby agree that neither the enactment of WSTAA or any regulation under WSTAA, nor any requirement under WSTAA or an amendment made by WSTAA, nor any similar legal certainty provision in any legislation enacted, or rule or regulation promulgated, on or after the date of this Confirmation, shall limit or otherwise impair either party’s otherwise applicable rights to terminate, renegotiate, modify, amend or supplement this Confirmation or the Agreement, as applicable, arising from a termination event, force majeure, illegality, increased costs, regulatory change or similar event under this Confirmation, the Equity Definitions incorporated herein, or the Agreement (including, without limitation, rights arising from Change in Law, Hedging Disruption, Increased Cost of Hedging, or Illegality).

Address for Notices

Notice to Nomura:

Worldwide Plaza

309 West 49th Street

New York, NY 10019

Attention: Corporate Equity Derivatives

with a copy to:

Worldwide Plaza

309 West 49th Street

New York, NY 10019

Attention: Global Markets Equities Legal

Notice to Counterparty:

GigCapital, Inc.

2479 East Bayshore Road, Suite 200

Palo Alto, CA 94303

Account Details

Account details for Nomura:	To be advised.
Account details for Counterparty:	To be advised.

Other Provisions.

(a)

Regulation M. Counterparty is not on the Trade Date engaged in a distribution, as such term is used in Regulation M under the Exchange Act, of any securities of Counterparty, other than a distribution meeting the requirements of the exception set forth in Rules 101(b)(10) and 102(b)(7) of Regulation M. Counterparty shall not, until the second Scheduled Trading Day immediately following the Pricing Date, engage in any such distribution.

(b)	Rule 10b5-1.

(i)

Counterparty represents and warrants to Nomura that Counterparty is not entering into the Transaction to create actual or apparent trading activity in the Shares (or any security convertible into or exchangeable for the Shares) or to raise or depress or otherwise manipulate the price of the Shares (or any security convertible into or exchangeable for the Shares) or otherwise in violation of the Exchange Act, and Counterparty represents and warrants to Nomura that Counterparty has not entered into or altered, and agrees that Counterparty will not enter into or alter, any corresponding or hedging transaction or position with respect to the Shares. Counterparty acknowledges that it is the intent of the parties that the Transaction comply with the requirements of paragraphs (c)(1)(i)(A) and (B) of Rule 10b5-1 under the Exchange Act (“Rule 10b5-1”) and the Transaction shall be interpreted to comply with the requirements of Rule 10b5-1(c).

(ii)

Counterparty agrees that it will not seek to control or influence Nomura’s decision to make any “purchases or sales” (within the meaning of Rule 10b5-1(c)(1)(i)(B)(3)) under the Transaction, including, without limitation, Nomura’s decision to enter into any hedging transactions. Counterparty represents and warrants that it has consulted with its own advisors as to the legal aspects of its adoption and implementation of this Confirmation and the Transaction under Rule 10b5-1.

(iii)

Counterparty acknowledges and agrees that any amendment, modification, waiver or termination of this Confirmation must be effected in accordance with the requirements for the amendment or termination of a “plan” as defined in Rule 10b5-1(c). Without limiting the generality of the foregoing, Counterparty acknowledges and agrees that any such amendment, modification, waiver or termination shall be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b-5, and no such amendment, modification or waiver shall be made at any time at which Counterparty or any officer, director, manager or similar person of Counterparty is aware of any material non-public information regarding Counterparty or the Shares.

(c)

Repurchase Notices. Counterparty shall, on any day on which Counterparty effects any repurchase of Shares, promptly give Nomura a written notice of such repurchase (a “Repurchase Notice”) on such day if following such repurchase, the number of outstanding Shares as determined on such day is (i) less than the number of Shares outstanding that would result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by 0.10% (in the case of the first such notice) or (ii) thereafter more than the number of Shares that would need to be repurchased to result in the percentage of total Shares outstanding represented by the number of Shares underlying the Transaction increasing by a further 0.10%less than the number of Shares included in the immediately preceding Repurchase Notice. Counterparty agrees to indemnify and hold harmless Nomura and its affiliates and their respective officers, directors, employees, affiliates, advisors, agents and controlling persons (each, an “Indemnified Person”) from and against any and all losses (including losses relating to Nomura’s hedging activities as a consequence of becoming, or of the risk of becoming, a Section 16 “insider”, including without limitation, any forbearance from hedging activities or cessation of hedging activities and any losses in connection therewith with respect to the

Transaction), claims, damages, judgments, liabilities and expenses (including reasonable attorney’s fees), joint or several, which an Indemnified Person may become subject to, as a result of Counterparty’s failure to provide Nomura with a Repurchase Notice on the day and in the manner specified in this paragraph, and to reimburse, within 30 days, upon written request, each of such Indemnified Persons for any reasonable legal or other expenses incurred in connection with investigating, preparing for, providing testimony or other evidence in connection with or defending any of the foregoing. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against the Indemnified Person as a result of Counterparty’s failure to provide Nomura with a Repurchase Notice in accordance with this paragraph, such Indemnified Person shall promptly notify Counterparty in writing, and Counterparty, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others Counterparty may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. Counterparty shall not be liable for any settlement of any proceeding contemplated by this paragraph that is effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, Counterparty agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Counterparty shall not, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding contemplated by this paragraph that is in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding on terms reasonably satisfactory to such Indemnified Person. If the indemnification provided for in this paragraph is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then Counterparty hereunder, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities. The remedies provided for in this paragraph are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. The indemnity and contribution agreements contained in this paragraph shall remain operative and in full force and effect regardless of the termination of the Transaction.

(d)

Transfer or Assignment. The rights and duties under this Confirmation may not be transferred or assigned by any party hereto without the prior written consent of the other party, such consent not to be unreasonably withheld; provided, that Nomura may, without Counterparty’s consent, but with prompt written notice thereof, transfer or assign all or any part of its rights or obligations under the Transaction to any affiliate of Nomura; provided that (i) under the applicable law effective on the date of such transfer or assignment, Counterparty will not receive a payment that is less than the payment Counterparty would have received in the absence of such transfer or assignment on account of any deduction or withholding under Section 2(d)(i) of the Agreement, (ii) no Event of Default, Potential Event of Default or Termination Event will occur as a result of such transfer or assignment, (iii) such transferee meets all of Counterparty’s then existing counterparty eligibility requirements, including credit practices and policies, and exposure limits and (iv) Counterparty shall continue to benefit from a Credit Support Document with respect to such assignee. If at any time at which (A) the Section 16 Percentage exceeds 9.9%, or (B) the Share Amount exceeds the Applicable Share Limit (if any applies) (any such condition described in clause (A) or (B), an “Excess Ownership Position”), Nomura is unable after using its commercially reasonable efforts to effect a transfer or assignment of a portion of the Transaction to a third party on pricing terms reasonably acceptable to Nomura and within a time period reasonably acceptable to Nomura such that no Excess Ownership Position exists, then Nomura may designate any Exchange Business Day as an Early Termination Date with respect to a portion of the Transaction (the “Terminated Portion”), such that following such partial termination no Excess Ownership Position exists. In the event that Nomura so designates an Early Termination Date with respect to a portion of the Transaction, a portion of the Shares with respect to the Transaction shall be delivered to Counterparty as if the Early Termination Date was the Valuation Date in respect of a Transaction having terms identical to the Transaction and a Number of Shares equal to the number of Shares underlying the Terminated Portion. The “Section 16 Percentage” as of any day is the fraction, expressed as a percentage, as determined by Nomura, (A) the numerator of which is the number of Shares that Nomura and each person subject to aggregation of Shares with Nomura under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder and all persons who may form a “group” (within the meaning of Rule 13d-5(b)(1) of the Exchange Act) with Nomura directly or indirectly beneficially own (as defined under Section 13 or Section 16 of the Exchange Act and rules promulgated thereunder) and (B) the denominator of which is the number of Shares outstanding. The “Share Amount” as of any day is the number of Shares that Nomura and any person whose ownership position would be aggregated with that of Nomura and any group (however designated) of which Nomura is a member (Nomura or any such person or group, a “Nomura Person”) under any law, rule, regulation, regulatory order or organizational documents or contracts of Counterparty that are, in each case, applicable to ownership of Shares (“Applicable Restrictions”), owns, beneficially owns, constructively owns, controls, holds the power to vote or otherwise meets a relevant definition of ownership under any Applicable Restriction, as determined by Nomura in its sole discretion. The “Applicable Share Limit” means a number of Shares equal to (A) the minimum number of Shares that could give rise to reporting or registration obligations or other requirements (including obtaining prior approval from any person or entity) of a Nomura Person, or could result in an adverse effect on a Nomura Person, under any Applicable Restriction, as determined by Nomura in its sole discretion, minus (B) 0.1% of the number of Shares outstanding.

(e)	Amendments to Equity Definitions.

(i)

Section 11.2(a) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “an” and (ii) adding the phrase “or such Transaction” at the end thereof;

(ii)

Section 11.2(c) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “an” in the fifth line thereof, (ii) adding the phrase “or such Transaction” immediately following the word “Shares” in the sixth line thereof, and (iii) deleting the words “dilutive or concentrative” in the sixth to last line thereof; and

(iii)

Section 11.2(e)(vii) of the Equity Definitions is hereby amended by (i) replacing the words “a diluting or concentrative” with the word “an” and (ii) adding the phrase “or the relevant Transaction” at the end thereof.

(iv)

Section 12.6(a)(ii) of the Equity Definitions is hereby amended by (1) deleting from the fourth line thereof the word “or” after the word “official” and inserting a comma therefor, and (2) deleting the semi-colon at the end of subsection (B) thereof and inserting the following words therefor “or (C) the occurrence of any of the events specified in Section 5(a)(vii)(1) through (9) of the ISDA Master Agreement with respect to that Issuer.”

(v)

Section 12.9(b)(i) of the Equity Definitions is hereby amended by (1) replacing “either party may elect” with “Nomura may elect” and (2) replacing “notice to the other party” with “notice to Counterparty” in the first sentence of such section.

(f)

Waiver of Jury Trial. Each party waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding relating to the Transaction. Each party (i) certifies that no representative, agent or attorney of either party has represented, expressly or otherwise, that such other party would not, in the event of such a suit, action or proceeding, seek to enforce the foregoing waiver and (ii) acknowledges that it and the other party have been induced to enter into the Transaction, as applicable, by, among other things, the mutual waivers and certifications provided herein.

(g)

Tax Disclosure. Effective from the date of commencement of discussions concerning the Transaction, Counterparty and each of its employees, representatives, or other agents may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the Transaction and all materials of any kind (including opinions or other tax analyses) that are provided to Counterparty relating to such tax treatment and tax structure.

(h)

Securities Contract; Swap Agreement. The parties hereto intend for (i) the Transaction to be (a) a “securities contract” as defined in the Bankruptcy Code, in which case each payment and delivery made pursuant to the Transaction is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “settlement payment,” within the meaning of Section 546 of the Bankruptcy Code, and (b) a “swap agreement” as defined in the Bankruptcy Code, with respect to which each payment and delivery hereunder or in connection herewith is a “termination value,” “payment amount” or “other transfer obligation” within the meaning of Section 362 of the Bankruptcy Code and a “transfer,” as such term is defined in Section 101(54) of the Bankruptcy Code and a “payment or other transfer of property” within the meaning of Sections 362 and 546 of the Bankruptcy Code, and the parties hereto to be entitled to the protections afforded by, among other Sections, Sections 362(b)(6), 362(b)(17), 546(e), 546(g), 555 and 560 of the Bankruptcy Code, (ii) a party’s right to liquidate the Transaction and to exercise any other remedies upon the occurrence of any Event of Default under the Agreement with respect to the other party to constitute a “contractual right” as described in the Bankruptcy Code, and (iii) each payment and delivery of cash, securities or other property hereunder to otherwise constitute a “margin payment” or “settlement payment” and a “transfer” as defined in the Bankruptcy Code.

(i)	Process Agent. For the purposes of Section 13(c) of the ISDA Form:

Nomura appoints as its Process Agent: None

Counterparty appoints as its Process Agent: None.

[Signature page follows]

Please confirm that the foregoing correctly sets forth the terms of our agreement by executing a copy of this Confirmation and returning it to us at your earliest convenience.

Very truly yours,

NOMURA GLOBAL FINANCIAL PRODUCTS INC.

By:	/s/ Samir Patel
Name: Samir Patel
Title: Head of US Global Markets Sales

Agreed and accepted by:

GIGCAPITAL, INC.

By:	/s/ Dr. Avi Katz
Name: Dr. Avi Katz
Title: Chief Executive Officer

SCHEDULE A

FORM OF PRICING DATE NOTICE

Date:	[ ], 2019

To:	GigCapital, Inc. (“Counterparty”)
Address:	2479 East Bayshore Road, Suite 200
Palo Alto, CA 94303
Attention:	Dr. Avi Katz
Email:	avi@gigcapitalglobal.com
Phone:	(650) 276-7040

From:	Nomura Global Financial Products Inc. (“Nomura”)

Re:	OTC Equity Prepaid Forward Transaction

1. This Pricing Date Notice supplements, forms part of, and is subject to the Confirmation Re: OTC Equity Prepaid Forward Transaction dated as of October 31, 2019 (the “Confirmation”) between Counterparty and Nomura, as amended and supplemented from time to time. All provisions contained in the Confirmation govern this Pricing Date Notice except as expressly modified below.

2. The purpose of this Pricing Date Notice is to confirm certain terms and conditions of the Transaction entered into between Nomura and Counterparty pursuant to the Confirmation.

Pricing Date:	, 2019

Number of Shares:	[2,000,000]